RICHARD H. HARRIS & ASSOCIATES, P.A.
                       6400 NORTH ANDREWS AVENUE
                             SUITE #320
                     FORT LAUDERDALE, FLORIDA 33309





      CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report relating to the financial statements of Med Gen, Inc. contained in the Form 10K-SB for the year ended
September 30, 2001, dated December 7, 2001 and to all references to our firm appearing in such Registration Statement.


/s/ Richard H. Harris & Associates, P.A.

Richard H. Harris & Associates, P.A.
6400 North Andrews Avenue
Suite #320
Fort Lauderdale, Florida 33309
July 9, 2002